                       EQUITY RESIDENTIAL PROPERTIES TRUST
                             CONSOLIDATED HISTORICAL
      EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

                                                                                       HISTORICAL
                                                            ---------------------------------------------------------------------
                                                                 9/30/99            9/30/98          12/31/98        12/31/97
                                                            ---------------------------------------------------------------------
                                                                                  (Amounts in thousands)
REVENUES
  Rental income                                           $         1,243,958 $         901,087 $      1,293,560 $      707,733
  Fee income - outside managed                                          3,432             4,204            5,622          5,697
  Interest income - investment in mortgage notes                        8,502            14,405           18,564         20,366
  Interest and other income                                            17,655            12,803           19,703         13,525
                                                            ------------------  ----------------  ---------------  -------------

     Total revenues                                                 1,273,547           932,499        1,337,449        747,321
                                                            ------------------  ----------------  ---------------  -------------

EXPENSES
  Property and maintenance                                            300,798           225,053          326,567        176,075
  Real estate taxes and insurance                                     126,304            88,552          126,009         69,520
  Property management                                                  42,817            38,546           52,705         26,793
  Property management - non-recurring                                       -                 -                -              -
  Fee and asset management                                              2,301             3,344            4,207          3,364
  Depreciation                                                        297,505           208,394          301,869        156,644
  Interest:
     Expense incurred                                                 241,516           170,143          246,585        121,324
     Amortization of deferred financing costs                           2,773             1,962            2,757          2,523
  General and administrative                                           15,736            14,488           21,718         15,064
                                                            ------------------  ----------------  ---------------  -------------

     Total expenses                                                 1,029,750           750,482        1,082,417        571,307
                                                            ------------------  ----------------  ---------------  -------------

Income (loss) before extraordinary items                  $           243,797    $      182,017    $     255,032    $   176,014
                                                            ------------------  ----------------  ---------------  -------------
                                                            ------------------  ----------------  ---------------  -------------

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                     $           241,516    $      170,143    $     246,585    $   121,324
   Amortization of deferred financing costs                             2,773             1,962            2,757          2,523
   Preferred distributions                                             85,118            65,075           92,917         59,012
                                                            ------------------  ----------------  ---------------  -------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $           329,407    $      237,180    $     342,259    $   182,859
                                                            ------------------  ----------------  ---------------  -------------
                                                            ------------------  ----------------  ---------------  -------------

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $           488,086    $      354,122    $     504,374    $   299,861
                                                            ------------------  ----------------  ---------------  -------------
                                                            ------------------  ----------------  ---------------  -------------

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS                    $           785,591    $      562,516    $     806,243    $   456,505
                                                            ------------------  ----------------  ---------------  -------------
                                                            ------------------  ----------------  ---------------  -------------

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                          1.48              1.49             1.47           1.64
                                                            ------------------  ----------------  ---------------  -------------
                                                            ------------------  ----------------  ---------------  -------------

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                                  2.38              2.37             2.36           2.50
                                                            ------------------  ----------------  ---------------  -------------
                                                            ------------------  ----------------  ---------------  -------------


                                                                           HISTORICAL
                                                         ----------------------------------------------
                                                             12/31/96       12/31/95        12/31/94
                                                         ----------------------------------------------
                                                                      (Amounts in thousands)
REVENUES

  Rental income                                          $      454,412 $      373,919  $      220,727
  Fee income - outside managed                                    6,749          7,030           4,739
  Interest income - investment in mortgage notes                 12,819          4,862               -
  Interest and other income                                       4,405          4,573           5,568
                                                           -------------  -------------   -------------

     Total revenues                                             478,385        390,384         231,034
                                                           -------------  -------------   -------------

EXPENSES

  Property and maintenance                                      127,172        112,186          66,534
  Real estate taxes and insurance                                44,128         37,002          23,028
  Property management                                            17,512         15,213          10,249
  Property management - non-recurring                                 -              -             879
  Fee and asset management                                        3,837          3,887           2,056
  Depreciation                                                   93,253         72,410          37,273
  Interest:
     Expense incurred                                            81,351         78,375          37,044
     Amortization of deferred financing costs                     4,242          3,444           1,930
  General and administrative                                      9,857          8,129           6,053
                                                           -------------  -------------   -------------

     Total expenses                                             381,352        330,646         185,046
                                                           -------------  -------------   -------------

Income (loss) before extraordinary items                 $       97,033 $       59,738  $       45,988
                                                           -------------  -------------   -------------
                                                           -------------  -------------   -------------
Combined Fixed Charges and Preferred Distributions:

   Interest and other financing costs                    $       81,351 $       78,375  $       37,044
   Amortization of deferred financing costs                       4,242          3,444           1,930
   Preferred distributions                                       29,015         10,109               -
                                                           -------------  -------------   -------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                           $      114,608 $       91,928  $       38,974
                                                           -------------  -------------   -------------
                                                           -------------  -------------   -------------
EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                           $      182,626 $      141,557  $       84,962
                                                           -------------  -------------   -------------
                                                           -------------  -------------   -------------
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS                   $      275,879 $      213,967  $      123,114
                                                           -------------  -------------   -------------
                                                           -------------  -------------   -------------
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                    1.59           1.54            2.18
                                                           -------------  -------------   -------------
                                                           -------------  -------------   -------------
RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                            2.41           2.33            3.16
                                                           -------------  -------------   -------------
                                                           -------------  -------------   -------------